UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 29, 2013, Asset Acceptance Capital Corp. issued a press release announcing its results of operations and financial condition as of and for the quarter ended March 31, 2013, unaudited. The press release is being furnished pursuant to Item 2.02 of Form 8-K. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated in this report by reference.

The press release attached to this Form 8-K contains a financial measure for Adjusted EBITDA that is not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We have provided a reconciliation in the press release of the non-GAAP financial measure for Adjusted EBITDA to GAAP net income.

We have included information concerning Adjusted EBITDA because we believe that this financial measure provides important supplemental information to management and investors. We use Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts, in communications with the Board of Directors, stockholders, analysts and investors concerning our financial performance, and as a key component in management’s annual incentive compensation plan. Adjusted EBITDA is also used as a measure of operating performance for the financial covenants in our amended credit agreement. This non-GAAP financial measure should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis.

The press release also contains references that eliminate the impact of certain items relating to legal charges, extinguishment of debt and restructuring charges, and the related tax effects of these items, incurred in the three months ended March 31, 2013 and 2012 from net income and contains a reconciliation of these items to net income in accordance with GAAP. Legal and restructuring charges are not considered non-recurring, infrequent or unusual items. However, we believe this information is useful to identify the net income for the three months ended March 31, 2013 and 2012.

In addition, the press release contains a table that identifies the components of purchased receivables revenue, and identifies a metric referred to as core amortization. Core amortization is a financial ratio that excludes certain collections from the calculated amortization rate. Management uses this ratio to identify over or under performance compared to forecast for portfolios with remaining balances.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99.1	Press Release dated April 29, 2013, announcing Registrant’s results of operations and financial condition as of and for the three months ended March 31, 2013, unaudited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 2013	ASSET ACCEPTANCE CAPITAL CORP.

	By:	/s/ E.L. Herbert
Name: E.L. Herbert
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 29, 2013.